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                                                                      EXHIBIT 21

                        GTE CORPORATION AND SUBSIDIARIES

          SIGNIFICANT SUBSIDIARIES OF REGISTRANT AT DECEMBER 31, 1996

                                                                                            PERCENT OF
                                                                                              VOTING
                                                                                         CONTROL OWNED BY
                          COMPANY(A)                               INCORPORATED IN        DIRECT PARENT
--------------------------------------------------------------    ------------------     ----------------
Contel Cellular Inc...........................................    Delaware                    100.00
Contel Federal Systems, Inc...................................    Delaware                    100.00
  GTE Government Systems Corporation..........................    Delaware                    100.00
  GTE Telecom Incorporated....................................    Delaware                    100.00
GTE Products of Connecticut Corporation.......................    Connecticut                 100.00
  GTE Laboratories Incorporated...............................    Delaware                    100.00
GTE China Incorporated........................................    Delaware                    100.00
GTE Leasing Corporation.......................................    Delaware                    100.00
GTE Anglo Holding Company Incorporated........................    Delaware                    100.00
  Anglo-Canadian Telephone Company............................    Quebec                       86.39
    BC TELECOM Inc............................................    Canada                       50.69
      BC TEL..................................................    Canada                      100.00
      BC TEL Services Inc.....................................    Canada                      100.00
         Canadian Telephones and Supplies Ltd.................    British Columbia            100.00
  Quebec-Telephone............................................    Quebec                       50.57
GTE Holdings (Canada) Limited.................................    Canada                      100.00
  Compania Dominicana de Telefonos, C. por A..................    Dominican Republic          100.00
GTE International Telecommunications Incorporated.............    Delaware                    100.00
  GTE do Brasil Limitada......................................    Brazil                      100.00
  GTE PCS International Incorporated..........................    Delaware                    100.00
  GTE Venezuela Incorporated(b)...............................    Delaware                    100.00
    VenWorld Telecom, C.A.....................................    Venezuela                    51.00
      Compania Anonima Nacional Telefonos de Venezuela
         (CANTV)..............................................    Venezuela                    40.00
GTE California Incorporated...................................    California                   99.60
GTE Florida Incorporated......................................    Florida                     100.00
GTE Midwest Incorporated......................................    Delaware                    100.00
GTE North Incorporated........................................    Wisconsin                   100.00
GTE Northwest Incorporated....................................    Washington                  100.00
GTE South Incorporated........................................    Virginia                    100.00
GTE Southwest Incorporated....................................    Delaware                    100.00
GTE Hawaiian Telephone Company Incorporated...................    Hawaii                      100.00
GTE Data Services Incorporated................................    Delaware                    100.00
GTE Finance Corporation.......................................    Delaware                    100.00
GTE Information Services Incorporated.........................    Delaware                    100.00
  GTE Directories Corporation.................................    Delaware                    100.00
GTE Intelligent Network Services Incorporated.................    Delaware                    100.00
GTE Investment Management Corporation.........................    Delaware                    100.00
GTE Main Street Incorporated..................................    Delaware                    100.00
GTE Media Ventures Incorporated...............................    Delaware                    100.00
GTE Mobile Communications Incorporated........................    Delaware                    100.00
  GTE Airfone Incorporated....................................    Delaware                    100.00
  GTE Mobile Communications International Incorporated........    Delaware                    100.00
    CTI Compania de Telefonos del Interior S.A................    Argentina                    25.50
    CTI Norte Compania de Telefonos del Interior S.A..........    Argentina                    25.50
GTE Mobilnet Incorporated.....................................    Delaware                    100.00
  GTE Cellular Communications Corporation.....................    California                  100.00
GTE Realty Corporation........................................    Delaware                    100.00
GTE REinsurance Company Limited...............................    Vermont                     100.00
GTE Service Corporation.......................................    New York                    100.00
GTE Vantage Incorporated......................................    Delaware                    100.00
GTE VisNet Incorporated.......................................    Delaware                    100.00

---------------
(a) GTE's share of the earnings of all subsidiaries listed are included in GTE's consolidated financial statements.

(b) GTE also directly owns 5.5% of CANTV through a direct purchase of CANTV shares in the fourth quarter of 1996.

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